Exhibit 99.1

ALLEGIANT TRAVEL COMPANY ANNOUNCES EARLY TENDER RESULTS AND RECEIPT OF CONSENTS FROM THE HOLDERS OF A MAJORITY OF THE OUTSTANDING PRINCIPAL AMOUNT OF ITS 7.250% SENIOR SECURED NOTES DUE 2027

LAS VEGAS. June 23, 2026 – Allegiant Travel Company (NASDAQ: ALGT) (the “Company,” “we,” “us,” or “our”) announced today that it has received for purchase $377,534,000 aggregate principal amount of its outstanding 7.250% Senior Secured Notes Due 2027 (the “Notes”) validly tendered (and not validly withdrawn) by 5:00 p.m., New York City time, on June 23, 2026 (the “Early Tender Deadline”), and has received consents (the “Consents”) from holders (each a “Holder” and collectively the “Holders) of a majority (93.68%) of the aggregate principal amount of the Notes outstanding as of the Early Tender Deadline pursuant to the Company’s tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $403,009,000 remaining aggregate principal amount of Notes and solicitation of consents (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the Indenture, dated August 17, 2022 (the “Indenture”), which governs the Notes.

Information related to the Notes, the aggregate principal amount of Notes validly tendered (and not validly withdrawn) by the Early Tender Deadline, and other information relating to the Tender Offer and Consent Solicitation are listed in the table below.

The terms and conditions of the Tender Offer and Consent Solicitation are described in greater detail in the Offer to Purchase and Consent Solicitation Statement, dated June 9, 2026 (the “Statement”), which Holders should carefully read before making any decision with respect to the Tender Offer and Consent Solicitation.

CUSIP No.	Title of Security	Outstanding Principal Amount	Principal Amount Tendered	Tender Offer Consideration(1)	Early Tender Premium (2)	Total Consideration (3)
144A: 01748X AD4 Reg S: U0177P AC2	7.250% Senior Secured Notes due 2027	$403,009,000	$377,534,000	$955.00	$50.00	$1,005.00

(1)	Per $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to the Expiration Time (as defined below) and excludes accrued and unpaid interest.
(2)	Per $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to the Early Tender Deadline.
(3)	Includes the Tender Offer Consideration plus the Early Tender Premium (as defined below) and excludes accrued and unpaid interest.

With respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline, the Company has elected to have an initial settlement date with payment for such Notes expected to occur on June 24, 2026 (unless extended by the Company) (the “Initial Settlement Date”), subject to the satisfaction of certain conditions described in the Statement, including the Company successfully completing one or more debt financings.

Holders who validly tendered their Notes and thereby delivered their consents at or prior to the Early Tender Deadline are eligible to receive total consideration (the “Total Consideration”) of $1,005.00 per $1,000 principal amount of Notes, which includes the consideration for the Notes validly tendered (and not validly withdrawn), pursuant to the Statement, of $955.00 per $1,000 principal amount of such Notes (the “Tender Offer Consideration”) and the early tender premium of $50.00 per $1,000 principal amount of such Notes (the “Early Tender Premium”).  Holders must have validly tendered and not validly withdrawn their Notes, and have their Notes accepted for purchase in the Tender Offer, at or prior to the Early Tender Deadline in order to be eligible to receive the Total Consideration.

Holders who validly tender their Notes after the Early Tender Deadline, but at or prior to 5:00 p.m., New York City time, on July 9, 2026, unless extended or earlier terminated by the Company (such time and date as the same may be extended or earlier terminated, the “Expiration Time”) will be eligible to receive only the Tender Offer Consideration for such Notes if such Notes are accepted for purchase, and will not be entitled to the Early Tender Premium.

A Holder cannot deliver a consent with respect to the Notes without tendering its corresponding Notes or tender its Notes without delivering a corresponding consent.  Holders of Notes who tender their Notes will be deemed by virtue of such tender to have delivered their consent to the Proposed Amendments.

The Consents received as of the Early Tender Deadline are sufficient to effect all of the Proposed Amendments as set forth in the Statement.

Subject to the satisfaction of the conditions described in the Statement, the Company intends to execute a supplement to the Indenture (the “First Supplemental Indenture”) on the Initial Settlement Date in order to effect the Proposed Amendments.  The Proposed Amendments eliminate most of the restrictive covenants and certain events of default applicable to the Notes, reduce the minimum notice period required for redemptions of the Notes from 30 days as currently required by the Indenture to 3 business days and amend certain other provisions applicable to the Notes.  The First Supplemental Indenture is described in greater detail in the Statement.  The Proposed Amendments will become operative pursuant to the First Supplemental Indenture only upon the Company’s purchase of a majority of the outstanding Notes that have been validly tendered (and not validly withdrawn) pursuant to the Tender Offer.

Holders whose Notes are accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest from the last interest payment date on such purchased Notes up to, but not including, the date on which such Notes are purchased.

With respect to any Notes not purchased in the Tender Offer, the Company may choose, but has no obligation, to satisfy and discharge the Indenture by sending a notice of redemption to the Trustee under the Indenture for the redemption of all outstanding Notes on August 15, 2026, at a price equal to 100.00% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but not including, the date of redemption.

Holders who tender their Notes after the Early Tender Deadline, but on or prior to the Expiration Time, may not withdraw their tendered Notes, except in certain limited circumstances where additional withdrawal rights are required by law.  A valid withdrawal of tendered Notes will constitute the concurrent valid revocation of such Holder’s related consent.

The Company has retained Barclays Capital Inc. to act as dealer-manager and solicitation agent for the Tender Offer and Consent Solicitation.  Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Tender Offer and Consent Solicitation.  Questions regarding the Tender Offer and Consent Solicitation should be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free).  Requests for documentation should be directed to Global Bondholder Services Corporation at (855) 654-2014 (toll-free), (212) 430-3774 (banks and brokers) or contact@gbsc-usa.com.

This press release does not constitute a notice of redemption with respect to the Notes.

This press release is not an offer to buy any securities and does not constitute a solicitation of consents of Holders and shall not be deemed an offer to buy or a solicitation of consents with respect to any other securities of the Company.  The Tender Offer and Consent Solicitation is being made solely pursuant to the Statement.  All statements herein regarding the terms of the Tender Offer and Consent Solicitation, the Proposed Amendments, the First Supplemental Indenture and the Indenture are qualified in their entirety by reference to the text of the Statement, the First Supplemental Indenture and the Indenture.

Allegiant – Together We Fly™

Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most.  Through Allegiant Air and Sun Country Airlines, the company serves approximately 22 million annual customers across scheduled passenger, charter and cargo operations.  Together, the airlines operate more than 650 routes serving nearly 175 cities throughout the United States and select international destinations.  Allegiant is committed to providing affordable travel options, operational excellence and long-term value for customers, employees, communities and shareholders.  For more information, visit Allegiant.com.  Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in contravention of applicable law.  This press release does not constitute a notice of redemption with respect to the Notes.

Forward-Looking Statements

This communication contains forward-looking statements under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, Section 27A of the Securities Act of 1933 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and often can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate", "project", "hope" or similar expressions. Forward-looking statements in this communication are based on Allegiant's current expectations about the Tender Offer and certain assumptions made by Allegiant, all of which are subject to change.

Such forward-looking statements also include statements related to the Tender Offer described herein, including the Expiration Time, the Early Tender Deadline, the Initial Settlement Date, the possible completion of the Tender Offer and Consent Solicitation and any intention to redeem the Notes.  When considering forward-looking statements, a reader should keep in mind the risk factors and other cautionary statements included and incorporated by reference in the Statement. Should one or more of the risks and uncertainties described or incorporated by reference in the Statement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.  Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements.

Forward-looking statements in this communication are qualified by and should be read together with, the risk factors referenced above and the risk factors included in Allegiant’s annual and quarterly reports as filed with the Securities and Exchange Commission, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements.

The forward-looking statements in this communication are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, Allegiant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.